                             [LETTERHEAD OF COMTEX]


                                                       RELEASE:  IMMEDIATE
                                                       FOR:  COMTEX NEWS NETWORK
                                                       (Symbol:  CMTX)


CONTACT: AMBER GORDON
         agordon@comtex.com
         703-797-8011


           COMTEX REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS


ALEXANDRIA, VA, May 15, 2006- COMTEX NEWS NETWORK, INC. (OTC BB: CMTX), a leading provider of economically useful electronic real-time news, content and market alerts, today announced financial results for the quarter and nine months ended March 31, 2006.

         Comtex reported approximately $2 million in revenue for the third quarter of fiscal 2006 compared to $1.9 million for third quarter fiscal 2005. For the nine months ended March 31, 2006, Comtex reported revenue of $5.9 million compared to $6 million for the comparative period of the previous year. The minor increases and decreases in revenue levels are primarily the result of increased business from certain clients and business consolidations among other clients.

         For the three and nine month periods ended March 31, 2006, Comtex reported operating losses of ($108,000) and ($166,000), respectively, versus operating income of $109,000 and $400,000 for the three and nine months ended March 31, 2005. Comtex reported a net loss of ($125,000), or ($0.01) per share, for third quarter fiscal 2006, versus net income of $82,000, or $0.01 per share, for third quarter fiscal 2005. For the nine months ended March 31, 2006 and 2005, respectively, Comtex reported a net loss of ($247,000), or ($0.02) per share versus net income of $298,000, or $0.02 per share.

         The operating and net losses reported by Comtex for the three and nine month periods ended March 31, 2006 primarily result from the effects of charges of approximately $319,000 and $757,000 respectively, from reporting stock-based compensation in accordance with Statement of Financial Accounting Standard No. 123(R), which requires the issuance of stock options be accounted for using specific new regulations. Comtex adopted this standard on its effective date, July 1, 2005, and therefore the comparative periods from the prior year do not reflect such charges.

         For the nine month periods ended March 31, 2006 and 2005, EBITDA excluding the effects of stock-based compensation (as defined and explained in the accompanying note to the table below) decreased to $832,000 from $905,000. This change is reflective of decreases in gross profit margins.

         "Comtex introduced the new `CSTA(R)Direct' product during the past quarter and we continue to work to maximize our financial results while maintaining a focus on new product development and providing superior, targeted news and financial data products to all our clients," said Chip Brian, Comtex's President and COO.

                                                                         More...

Comtex Announces 3rd Quarter Financial Results
May 15, 2006

ABOUT COMTEX

Comtex (WWW.COMTEX.COM) provides real-time news, SMARTREND(R) ALERTS and economically useful information to businesses whose customers need more than just facts. Comtex customers receive select content from key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this RELEVANT content and RELIABLE service in REAL-TIME. Comtex (OTC
BB: CMTX) has offices in New York City and Alexandria, Virginia.

SMARTREND(R) AND CSTA(R) ARE REGISTERED TRADEMARKS OF COMTEX NEWS NETWORK, INC.


PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                             FINANCIAL TABLE FOLLOWS

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                                                                          Page 3

Comtex Announces 3rd Quarter Financial Results
May 15, 2006

                            Comtex News Network, Inc.
                             Selected Financial Data
                                   (unaudited)
                (amounts in thousands, except per share amounts)

                                              Three Months Ended           Nine Months Ended
                                                   March 31                     March 31
                                           -----------------------      -----------------------
                                             2006           2005          2006           2005
                                           --------       --------      --------       --------
Revenues                                   $  1,967       $  1,927      $  5,896       $  6,000
Operating (Loss) / Income                      (108)           109          (166)           400
Net (Loss) / Income                        $   (125)      $     82      $   (247)      $    298
                                           --------       --------      --------       --------

Net (Loss) / Earnings Per Share
     Basic and Diluted                     $  (0.01)      $   0.01      $  (0.02)      $   0.02
                                           ========       ========      ========       ========

Weighted Avg. # Shares:
     Basic                                   13,700         13,600        13,633         13,600
                                           ========       ========      ========       ========
     Diluted                                 13,700         14,746        13,633         14,736
                                           ========       ========      ========       ========

Reconciliation to EBITDA
(excluding the effects of stock-based
compensation):
 Net (Loss) / Income                       $   (125)      $     82      $   (247)      $    298
Stock-based compensation                        319           --             757           --
Depreciation & Amortization                      60            147           242            505
Interest/Other Expense                           17             27           102             64
Income Taxes                                   --             --              16           --
                                           ========       ========      ========       ========
EBITDA                                     $    271       $    256      $    832       $    905


PLEASE NOTE: EBITDA consists of earnings before stock-based compensation, interest and other expense, interest and other income, income taxes, depreciation and amortization and impairment charges. EBITDA is not a term defined by generally accepted accounting principles, and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, we believe that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance.


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